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                                                                    EXHIBIT 12.1

                          TRICOM, S.A. and Subsidiaries
                Computation in ratio of earning to fixed charges

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
                                                                                                                      NINE MONTHS
                                                                                                                         ENDED
                                                                                                                      SEPTEMBER 30,
EARNINGS                                     1997           1998            1999           2000            2001           2002
                                        ------------   -------------   -------------   ------------   -------------   -------------
Earnings Pre-tax                        $  3,023,288   $  17,553,898   $  22,295,896   $  9,815,541   $ (24,377,540)  $ (41,111,127)
     (+) Fixed Charges.................   21,690,251      28,206,286      34,330,031     45,337,053      51,908,715      49,649,282
     (+) Amortized Capital Interest....      372,685         875,377       1,612,081      2,385,453       3,088,821       3,343,841
     (-) Interest Capitalized..........    5,590,000      10,200,000      11,900,000     11,300,000       9,800,000       2,730,212
                                        ============   =============   =============   ============   =============   =============
                                          19,496,224      36,435,561      46,338,008     46,238,047      20,819,996       9,151,784

FIXED CHARGES                                1997           1998            1999           2000            2001           2002
                                        ------------   -------------   -------------   ------------   -------------   -------------
     Interest Expense..................   16,100,251      18,006,286      22,430,031     34,037,053      42,108,715      46,919,070
     Capitalized Interest..............    5,590,000      10,200,000      11,900,000     11,300,000       9,800,000       2,730,212
                                        ============   =============   =============   ============   =============   =============
                                          21,690,251      28,206,286      34,330,031     45,337,053      51,908,715      49,649,282


                                             1997           1998            1999           2000            2001           2002
                                        ------------   -------------   -------------   ------------   -------------   -------------
RATIO OF EARNINGS TO FIXED CHARGES.....       0.8988          1.2918          1.3498         1.0199          0.4011          0.1843
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